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                                                                    EXHIBIT 23.3

Securities and Exchange Commission
Washington, D.C. 20549


                                    CONSENT

The undersigned, designated to act as Trustee under the Indentures for Continental Airlines, Inc. described in the attached Statements of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.


                                             Bank One, NA



Dated: June 15, 1999                    By: /s/ DAVID KNOX



                                             Authorized Signer